EXHIBIT (1)(e)

                      Amendment No. 6 to First Amended and
                         Restated Master Trust Agreement

                             INSTRUMENT OF AMENDMENT

         Pursuant to Article IV, Sections 4.1 and 4.2 and Article VII, Section
7.3 of the First Amended and Restated Master Trust Agreement of the State Street Research Financial Trust (the "Trust") dated June 1, 1993 ("Master Trust Agreement"), as heretofore amended, the Master Trust Agreement is hereby amended to change the name of one of the series of shares under such Trust, currently a Sub-Trust designated as

           "State Street Research Strategic Portfolios: Conservative"

                                       to

               "State Street Research Strategic Income Plus Fund."

         This Amendment shall be effective as of September 1, 1999.

         IN WITNESS WHEREOF, the undersigned officer or assistant officer of the Trust hereby adopts the foregoing on behalf of the Trust pursuant to authorization by the Trustees of the Trust.


                                             /s/ Darman A. Wing
                                             ______________________________
                                             Darman A. Wing
                                             Assistant Secretary